Exhibit 10.1

January 5, 2009

Oliver Press Partners, LLC

152 West 57th Street

New York, NY  10019

Re:                             Amendment No. 1 to Letter Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) amends certain of the provisions of the letter agreement dated January 31, 2008 (the “Prior Letter Agreement”) by and among Coherent, Inc., a Delaware corporation (the “Company”), on the one hand, and Oliver Press Partners, LLC, Oliver Press Investors, LLC, Augustus K. Oliver and Clifford Press (hereinafter collectively referred to as the “OPP Parties”), on the other hand.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Prior Letter Agreement.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Prior Letter Agreement is hereby amended as follows:

1.                                       The second sentence of Section 1(a) of the Prior Letter Agreement is amended to read:

“The Company shall include Clifford Press among its slate of candidates (the “Slate”) to be presented to the stockholders of the Company at the Company’s next annual meeting of stockholders to be held in 2009, including any postponement or adjournment thereof (the “Next Annual Meeting”).”

2.                                       The last sentence of Section 1(a) of the Prior Letter Agreement shall be deleted.

3.                                       The phrase “date of the Next Annual Meeting and Clifford Press’ election to the Board” in the first sentence of Section 1(d) of the Prior Letter Agreement shall be replaced with “date of this letter agreement”.

4.                                       The phrase “If Clifford Press is elected to the Board at the Next Annual Meeting, for” in the first sentence of Section 1(e) of the Prior Letter Agreement shall be replaced with “For”.

5.                                       The phrase “if he is elected to the Board at the Next Annual Meeting, he will owe” in the first sentence of Section 1(f) of the Prior Letter Agreement shall be replaced with “he owes”.

6.                                       The phrase “For a period beginning on the date hereof and continuing until (x) the first (1st) anniversary of the Next Annual Meeting if Clifford Press is elected to the Board at the Next Annual Meeting, or” in the first sentence of Section 4 shall be replaced with “For a period beginning on the date hereof and continuing until the earlier to occur of (x) the first (1st) anniversary of the Next Annual Meeting and”.

If the foregoing is acceptable, kindly sign and return a duplicate copy of this Agreement to the undersigned.

Very truly yours,

COHERENT, INC.

By:	/s/ John R. Ambroseo
Name: John R. Ambroseo, PhD
Title: Chief Executive Officer and President

Agreed to by:

OLIVER PRESS PARTNERS, LLC

By:	/s/ Augustus K. Oliver
Name: Augustus K. Oliver
Title: Managing Member

OLIVER PRESS INVESTORS, LLC

By:	/s/ Clifford Press
Name: Clifford Press
Title: Managing Member

AUGUSTUS K. OLIVER

/s Augustus K. Oliver

CLIFFORD PRESS

/s/ Clifford Press